Filed Pursuant to Rule 424(b)(5)

Registration Nos. 333-1-103624

333-108870

PROSPECTUS SUPPLEMENT	TO THE PROSPECTUS DATED MARCH 5, 2003

920,000 Shares

SONIC SOLUTIONS

Common Stock

This is a public offering of 920,000 shares of common stock of Sonic Solutions. We are selling all of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus carefully before you invest in our common stock.

Our common stock is listed on the Nasdaq National Market under the symbol “SNIC.” On September 16, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $15.49 per share.

Investing in our common stock involves risks. See “ Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of the securities offered by this prospectus supplement or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$15.00	$13,800,000
Underwriting discount and commissions	$0.75	$690,000
Proceeds, before expenses, to Sonic Solutions	$14.25	$13,110,000

The underwriter expects to deliver the shares on or about September 22, 2003.

Adams, Harkness & Hill, Inc.

Prospectus Supplement dated September 17, 2003

	Page
PROSPECTUS SUPPLEMENT
Forward Looking Statements	S-1	Changes in the Description of Common Stock	S-11
Prospectus Supplement Summary	S-2	Changes in the Description of Preferred Stock	S-11
The Offering	S-4	Plan of Distribution	S-12
Risk Factors	S-5	Legal Matters	S-13
Use of Proceeds	S-10	Experts	S-13
Dilution	S-11	Where You Can Find More Information	S-13

PROSPECTUS
Forward Looking Statements	1	Description of Preferred Stock	12
Prospectus Summary	2	Legal Ownership of Securities	15
Risk Factors	4	Plan of Distribution	18
Use of Proceeds	10	Legal Matters	19
Dividend Policy	10	Experts	19
Dilution	10	Where You Can Find More Information	19
Description of Common Stock	11

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration statement and in accordance with the shelf registration process, we may sell shares of our common stock and/or preferred stock, with aggregate proceeds from the sales of up to $20,000,000, from time to time after the effectiveness of the shelf registration statement of which this prospectus supplement is a part. The shelf registration statement, as amended, has been declared effective by the SEC and as of the date of this prospectus supplement we have sold $8,500,000 of the $20,000,000 of securities registered under the registration statement. We also have filed an additional registration statement on Form S-3 registering an additional $2,300,000 of securities in connection with this offering. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements. The accompanying prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference, you should rely on this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information about Sonic Solutions described in this prospectus supplement in the section below entitled “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Sonic Solutions,” “Sonic,” “we,” “us,” “our,” or similar references mean Sonic Solutions.

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FORWARD LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	other competing products that may, in the future, be available for consumers;

•	our plans to develop and market new products;

•	our ability to improve our financial performance; and

•	effects of integrating the Desktop and Mobile Division business that we purchased from VERITAS, which we refer to as the DMD business.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section and elsewhere in this prospectus supplement. We are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

PROSPECTUS SUPPLEMENT SUMMARY

You should read this summary together with the entire prospectus supplement and accompanying prospectus, including the more detailed information in our financial statements and accompanying notes incorporated by reference in this prospectus supplement and accompanying prospectus.

Business Summary

We develop and market computer based tools:

•	for creating digital audio and video titles in the CD-Audio and DVD-Video formats (and in related formats);

•	for recording data files on CD recordable or DVD recordable disks in the CD-ROM and DVD-ROM formats; and

•	for backing up the information contained on hard disks attached to computers.

Most of the products we sell consist entirely of computer software, though some of the tools we sell include “plug-in” computer hardware. We also license the software technology underlying our tools to various other companies to incorporate in products they develop.

We divide our products into three categories:

•	Professional Audio and Video Products—Our professional products consist of advanced DVD-Video creation tools which are intended for use by high-end professional customers. We sell a number of products in this category including DVD Creator (Macintosh based), Sonic Scenarist (Windows based), DVD Producer (Windows based), DVD Fusion (Macintosh based) and ReelDVD (Windows based). These products include applications software and, in some cases, plug-in hardware. Our customers use our professional products to prepare commercial quality DVD-Video titles, in many cases destined for mass replication and release to home video consumers.

•	Desktop Products—Our desktop products include software-only DVD-Video creation tools and DVD-Video playback software intended for use by lower-end professionals, by enthusiasts or “prosumers,” and by consumers. Our desktop products also include software-only CD-Audio, CD-ROM and DVD-ROM making tools, as well as data backup software. We sell and market these products through product bundling arrangements with OEM suppliers of related products, as well as through retail channels (both web-based and traditional “bricks and mortar” channels). We market a number of different desktop products under a number of trade names including RecordNow, Backup My PC, CinePlayer, DVDit! and MyDVD.

•	Technology Products—This category includes software that we license to other companies for inclusion in their products. We market most of this software under various trade names including AuthorScript and Primo SDK.

Recent Developments

Ravisent License Agreement

On May 24, 2002, we entered into an agreement with Axeda, under which Axeda licensed Ravisent’s DVD player software and other digital media technologies to us. Under this agreement, we paid Axeda a one-time fee of $2 million for the license and related agreements, and in return we obtained exclusive rights to deploy the Ravisent technologies in the personal computer market. As part of this agreement we acquired a revenue generating business, fixed assets, developed software and engineering employees.

VERITAS

On November 12, 2002, we acquired the business of the VERITAS Desktop Mobile Division (“DMD”) from VERITAS. DMD sold personal computer based CD-ROM, CD-Audio and DVD-ROM mastering software and personal computer backup software.

We acquired all the software and other intellectual property required to carry on development and marketing of products sold by the DMD business, and we assumed substantially all of the DMD business’s outstanding customer contracts and other contracts. Almost all the employees of the DMD business (approximately 40 individuals) joined Sonic. We also entered into a sublease agreement with VERITAS for the principal offices of the DMD business.

We issued 1,290,948 shares of Series F preferred stock, all of which was converted into 1,290,948 shares of our common stock. We also provided registration rights for these shares.

Shelf Offering

On June 27, 2003, we announced a public offering of 1,000,000 shares of our common stock to institutional investors at a price of $8.50 per share for gross proceeds of $8,500,000. The transaction was completed and the stock was issued to investors on July 2, 2003. We received net proceeds of approximately $8,000,000 after deducting agent fees and estimated costs associated with the offering.

Corporate Information

We are a California corporation. Our principal offices are located at 101 Rowland Way, Suite 110, Novato, California 94945. Our telephone number is (415) 893-8000.

THE OFFERING

Common stock offered by Sonic Solutions	920,000 shares

Common stock to be outstanding after this offering	21,367,318 shares

Use of proceeds	For working capital, acquisitions and other general corporate purposes. See “Use of Proceeds.”

Nasdaq National Market symbol	SNIC

The number of shares of common stock to be outstanding after this offering is based on 20,447,318 shares outstanding on September 15, 2003. It excludes:

•	5,167,167 shares of common stock issuable upon exercise of options outstanding as of June 30, 2003, of which 3,039,325 shares are exercisable, under our stock option plans, at a weighted average exercise price of $3.42 per share; and

•	6,060,893 shares of common stock available for grant as of June 30, 2003 under our stock option plans.

RISK FACTORS

You should carefully consider the risk factors set forth below as well as those in other documents we file with the Securities and Exchange Commission. The risks identified below could cause the value of our shares of common stock to decline. We cannot, however, estimate the likelihood that our shares of common stock may decline in value or the amount by which they may decline.

We have had losses in each of the past four fiscal years ending March 31, 2002.

We were unprofitable during each of the four fiscal years ending March 31, 2002. For example, in fiscal year 2002, we had a net loss of $4,182,000 and in fiscal year 2001 we had a net loss of $5,855,000. We were unprofitable during each quarter of the 2000 and 2001 fiscal years and during the first three quarters of the 2002 fiscal year. Although we were profitable in the fourth quarter of the 2002 fiscal year and each of the four quarters of the 2003 fiscal year and the first quarter of the 2004 fiscal year, we may not maintain profitability and as a result our share price may decline. Although we have provided revenue and profitable earnings guidance for full fiscal year 2004, there are no assurances that we will meet such guidance and our inability to meet such guidance could cause our share price to decline.

During the fiscal year ended March 31, 2001 we had negative operating cash flows.

During the fiscal year ended March 31, 2001, we had a negative operating cash flow of $848,000. During the fiscal year ended March 31, 2002, we had a positive operating cash flow of $5,708,000. During the fiscal year ended March 31, 2003, we had a positive operating cash flow of $153,000. During the first quarter ended June 30, 2003, we had a positive operating cash flow of $1,919,000. We may report a negative operating cash flow in the future, and we may need to obtain additional financing to continue to operate. If we are unable to obtain such financing, then we may have to cease or significantly curtail operations.

If sources of financing are not available, we may not have sufficient cash to satisfy working capital requirements.

We believe that our current cash balances are sufficient to satisfy our working capital requirements for at least the next twelve months. We may need to obtain additional financing at that time or prior to that time if our plans change or if we expend cash sooner than anticipated. We currently do not have any commitments from third parties to provide additional capital. The risk to us is that at the time we will need cash, financing from other sources may not be available on satisfactory terms, if at all. Our failure to obtain financing could result in our insolvency and the loss to investors of their entire investment in our common stock.

Any failure to successfully integrate the DMD business we purchased from VERITAS could negatively impact us.

The acquisition of the DMD business involves risks related to the integration and management of the DMD business, which will be a complex, time-consuming and an expensive process and may disrupt our businesses if not completed in a timely and efficient manner. We may encounter substantial difficulties, costs and delays in integrating the DMD operations, including:

•	potential conflicts between business cultures;

•	adverse changes in business focus perceived by third-party constituencies;

•	potential conflicts in distribution, marketing or other important relationships;

•	an inability to implement uniform standards, controls, procedures and policies;

•	an inability to integrate our research and development and product development efforts;

•	the loss of current or future key employees and/or the diversion of management’s attention from other ongoing business concerns;

•	undiscovered and unknown problems, defects or other issues related to the DMD products that become known to us only some time after the acquisition; and

•	negative reactions from our resellers and customers.

The DMD business may not be a positive contributor to our operations but instead may constitute a drain on our resources. We may therefore not achieve the desired synergies and benefits of the DMD acquisition.

Other recent acquisitions may compromise our operations and financial results.

The Ravisent business line was not profitable when owned by Axeda. It is possible that the Ravisent technology and employees will not be a positive contributor to our operations and instead will constitute a drain on our resources.

Future acquisitions may compromise our operations and financial results.

As part of our efforts to enhance our existing products and introduce new products, we may pursue acquisitions of complementary companies, products and technologies. Acquisitions could adversely affect our operating results in the short term as a result of dilutive issuances of equity securities or usage of our cash and the incurrence of additional debt costs. The purchase price for an acquired company may exceed its book value, creating goodwill, possibly resulting in significant impairment write-downs charged to our operating results in future periods. We have limited experience in acquiring and integrating outside businesses and future acquisitions are likely to involve similar risks associated with our financial results and the integration of technology and employees.

Our stock price has been volatile, is likely to continue to be volatile, and could decline substantially.

The price of our common stock has been, and is likely to continue to be, highly volatile. The price of our common stock could fluctuate significantly for any of the following reasons:

•	future announcements concerning us or our competitors;

•	quarterly variations in operating results;

•	charges, amortization and other financial effects relating to our recent or future acquisitions;

•	introduction of new products or changes in product pricing policies by us or our competitors;

•	acquisition or loss of significant customers, distributors or suppliers;

•	business acquisitions or divestitures;

•	changes in earnings estimates by analysts;

•	issuances of stock under our shelf registration statement;

•	fluctuations in the economy or general market conditions;

•	our failure to successfully integrate the DMD business; or

•	the delay in delivery to market or acceptance of new DVD products, such as DVD recorders.

In addition, stock markets in general, and the market for shares of technology stocks in particular, have experienced extreme price and volume fluctuations in recent years which have frequently been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock. The market price of our common stock could decline below its current price and the market price of our stock may fluctuate significantly in the future. These fluctuations may be unrelated to our performance.

In the past, shareholders of various companies have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a shareholder files a securities class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business in order to respond to the litigation.

If new digital formats are unsuccessful, it is unlikely that we will generate sufficient revenues to recover our development cost.

Our business involves new digital audio and video formats, such as DVD-Video and DVD-Audio, and, more recently, the new recordable DVD formats including DVD-RAM, DVD-R/RW and DVD+RW. If these formats prove to be unsuccessful or are not accepted for any reason, there will be only limited demand for our products.

Our reliance on outsourcing and single suppliers for our manufacturing and components makes us vulnerable to supplier operational problems.

Our outsourcing manufacturing program commits responsibility for almost all of our manufacturing activities to a single supplier—Arrow Bell Electronics. In addition, we often use components that are only available from a single source. Those components include, for example, Phillip’s Video Scaler and various Xilinx devices. Reliance on a single supplier for manufacturing or for certain manufacturing components makes us vulnerable to operating, financial and other problems encountered by those suppliers.

If we fail to protect our intellectual property rights, such as trade secrets, we may not be able to market our products successfully.

Our products are based in large part on proprietary technology which we have sought to protect with patents, trademarks and trade secrets. For example, we have numerous patents and we have also filed applications for additional patents. We also registered trademarks for the following: DVDit!, MyDVD, DVD Creator, DVD Fusion, RecordNow, Backup MyPC, CinePlayer, AuthorScript, ReelDVD and Primo SDK among others. To the extent that we use patents to protect our proprietary rights, we may not be able to obtain needed patents or, if granted, the patents may be held invalid or otherwise indefensible. In addition, we make extensive use of trade secrets that we may not be able to protect. To the extent we are unable to protect our proprietary rights, competitors may enter the market offering products identical to ours, with a negative impact on sales of our products.

Other companies’ intellectual property rights may interfere with our current or future product development and sales.

We have never conducted a patent search relating to the technology we use in our products. There may be issued or pending patents owned by third parties that relate to our products. If so, we could incur substantial costs defending against patent infringement claims or we could even be blocked from selling our products.

Other companies may succeed in obtaining valid patents covering one or more of the key techniques we utilize in our products. If so, we may be forced to obtain required licenses or implement alternative non-infringing approaches.

Our products are designed to adhere to industry standards, such as DVD-ROM, DVD-Video, DVD-Audio and MPEG video. A number of companies and organizations hold various patents that claim to cover various aspects of DVD and MPEG technology. We have entered into license agreements with certain companies relative to some of these technologies. For instance, we have entered into license agreements with Dolby Licensing Corporation covering Dolby Digital Audio and with Meridian Audio Limited covering Meridian Lossless Packing. Such license agreements may not be sufficient to grant all of the intellectual property rights to us necessary to market our products.

We may become involved in costly and time-consuming patent litigation.

Third parties could pursue us claiming that our products infringe various patents. Patent infringement litigation can be time consuming and costly. If the litigation resulted in an unfavorable outcome for us, we could be subject to substantial damage claims and a requirement that we obtain a royalty or license agreement to continue using the technology in issue. Such royalty or license agreements might not be available to us on acceptable terms, or at all, resulting in serious harm to our business.

For example, a group of companies have formed an organization called MPEG-LA to enforce the rights of holders of patents covering aspects of MPEG-2 video technology. Although we have entered into an agreement with MPEG-LA, that agreement may not prevent third parties not represented by MPEG-LA from asserting that we infringe a patent covering the MPEG-2 technology.

Because a significant percentage of our professional DVD products operate only on Macintosh computers, the potential success of these products is tied to the success of this platform.

Several of our current professional DVD products, including DVD Creator and DVD Fusion, operate on Macintosh computers manufactured by Apple Computer. If the supply of Macintosh computers becomes limited, sales of these products will likely decline. If there is a decrease in the use of the Macintosh computing platform in the professional and corporate audio and video markets, there will likely be a decrease in demand for our products. If there are changes in the operating system or architecture of the Macintosh, it is likely that we will incur significant costs to adapt our products to the changes. Our Macintosh users generally demand that we maintain compatibility with the latest models of the Macintosh and the Macintosh OS. Currently our DVD Creator and DVD Fusion applications run only on OS 9. Macintosh OS X currently offers a “compatibility mode” which supports OS 9.x compatible applications, but we believe that we will soon have to modify our DVD Creator and DVD Fusion applications for them to continue to be able to run with the latest Macintosh models. Such a modification may be difficult to accomplish or infeasible and if it proves to be lengthy, our revenues could be significantly reduced in the interim.

Because a large portion of our net revenue is from OEM customers, the potential success of our products is tied to the success of their product sales.

Much of our consumer revenue is derived from sales to large OEM customers, including Dell, Hewlett-Packard, Sony, Matrox and Avid. The revenue from many of these customers is recognized on a sell-through basis. If these customers do not ship as many units as forecasted or if there is a decrease in their unit sales, our net revenue will be adversely impacted and we may be less profitable than forecasted or unprofitable.

Changes in requirements or business models of our OEM customers may negatively affect our financal results.

OEM customers can be quite demanding, in terms of the features they demand in software products they bundle, in terms of their quality and testing requirements, and in terms of their economic demands. Because there is a relatively small number of significant OEM customers, if they demand reduced prices for our products, we may not be in a position to refuse such demands, in which case our revenues and our results of operations will be negatively affected. If particular OEMs demand certain product or product features that we are unable to deliver, or if they impose higher quality requirements than we are in a position to satisfy, our revenues and our results of operations could be negatively affected.

We have embarked on a new program with one of our major OEMs in which we are developing a number of versions of our products specifically for that OEM’s customers. The versions include a base version to be included with the OEM’s products, and enhanced versions. The enhanced versions will be marketed aggressively by the OEM’s sales force and by us to obtain favorable end user upgrade decisions at the “point of sale,” that is the time and place at which end user customers purchase a PC or other device, as well as after the point of sale. We will be contributing significant resources to this effort. While we believe that upgrade rates and resulting revenues, which will be split between the OEM and ourselves, will increase our overall revenues deriving from this OEM, the new business model is untested at this time, and actual results may be disappointing. In that case, our revenues and our results of operations could be negatively affected.

Some of our competitors possess greater technological and financial resources than we do, may produce better or more cost-effective products than ours and may be more effective than we are in marketing and promoting their products.

There is a substantial risk that competing companies will produce better or more cost-effective products, or will be better equipped than we are to promote them in the marketplace. A number of companies have announced or are delivering products which compete with our products. These include Ahead, Apple Computer, CyberLink, Intervideo, Inc., MedioStream, Pinnacle, Roxio and Ulead. Most of these companies have greater financial and technological resources than ours.

Our reliance on outsourcing our webstore makes us vulnerable to third party’s operational problems.

We have initiated a web-based retail store for our DVDit! and MyDVD products, as well as some of our professional products, for example, ReelDVD. We currently “outsource” our webstore through an arrangement we have with Digital River. We have a similar arrangement with another supplier for a smaller webstore, and may have similar arrangements in the future. The risks regarding our arrangement with Digital River apply equally to other outsourced webstore operations we may have. Under the arrangement with Digital River, Digital River provides the servers which list our products and handle all purchase transactions through their secure web site.

Outsourcing our webstore means that we are dependent on Digital River for smooth operation of our Webstore. Since our Webstore sales are a significant portion of our revenues, any interruption of Digital River’s service to us could have a negative effect on our business. If Digital River were to withdraw from this business, or change its terms of service in ways that were not feasible for us, we might not have a ready alternative outsourcing organization, and we might be unprepared to assume operation of the Webstore ourselves. In any of these cases, our results of operations would be negatively affected.

We have little ability to reduce expenses to compensate for reduced sales.

We tend to close a number of sales in the last month or last weeks of a quarter, especially in our professional audio and video business, and we generally do not know until quite late in a quarter whether our sales expectations for the quarter will be met. For example, in recent quarters, as much as 65% of our professional sales have been procured in the last month of the quarter. Because most of our quarterly operating expenses and our inventory purchasing are committed prior to quarter end, we have little ability to reduce expenses to compensate for reduced sales.

Approximately 37% of our revenue derives from revenue recognized on development and licensing agreements from three customers for the first quarter ended June 30, 2003.

During the first quarter ended June 30, 2003, approximately 37% of our revenue was derived from revenue recognized on development and licensing agreements from three customers. During fiscal 2003, approximately 26% of our revenue was derived from revenue recognized on development and licensing agreements from three customers. A decrease or interruption in any of the above mentioned businesses or their demand for our products or a delay in our development agreements could cause a significant decrease in our revenue.

A significant portion of our revenue derives from sales made to foreign customers located primarily in Europe and Japan.

Revenue derived from these customers accounted for approximately 39% of our revenues for the first quarter ended June 30, 2003. Revenue derived from these customers accounted for approximately 47%, 39% and 30% of our revenues in fiscal years 2001, 2002 and 2003, respectively. These foreign customers expose us to the following risks, among others:

•	currency movements in which the U.S. dollar becomes significantly stronger with respect to foreign currencies, thereby reducing relative demand for our products outside the United States;

•	import and export restrictions and duties;

•	foreign regulatory restrictions, for example, safety or radio emissions regulations; and

•	liquidity problems in various foreign markets.

Future sales of our common stock in the public market after the offering could cause the price of our common stock to decline.

Our shareholders could sell substantial amounts of our common stock in the public market following the offering. As a result, the aggregate number of shares of our common stock available to the public would increase and, consequently, the price of our common stock could fall. We cannot predict the timing or amount of future sales of shares of our stock or the effect, if any, that market sales of shares, or the availability of shares for sales, will have on the prevailing market price of our common stock. Upon completion of the offering, we will have 21,367,318 outstanding shares of common stock. The 920,000 shares sold in this offering and 20,447,318 of our outstanding shares as of September 15, 2003 will be freely tradeable, subject in some cases to volume and other restrictions for officers, directors and affiliates.

You will experience immediate and substantial dilution.

The public offering price is substantially higher than the book value per share of our common stock. Investors purchasing common stock in this offering will, therefore, incur immediate dilution of $13.67 in net tangible book value per share of common stock, based on a public offering price of $15.00 per share. You will incur additional dilution upon the exercise of outstanding stock options. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13,000,000, after deducting underwriting discounts and commissions, and the estimated expenses of this offering. We intend to use any net proceeds from the sale of common stock offered by this prospectus supplement and the accompanying prospectus for working capital, acquisitions and other general corporate purposes. We currently have no commitments or agreements to make any acquisitions or investments. Pending any of these uses, we intend to invest the net proceeds of this offering in short-term marketable securities. Within the parameters set by our investment policy, we will retain broad discretion in allocating the net proceeds of this offering.

DILUTION

Our net tangible book value at June 30, 2003 was $13,023,000, or $0.70 per share of common stock. Net tangible book value per share represents total tangible assets less the sum of total liabilities and intangible assets divided by the number of outstanding shares of common stock on June 30, 2003. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. Based upon the sale of 920,000 shares of common stock at the public offering price of $15.00 per share, with estimated net proceeds to us (after estimated offering expenses of $790,000), our pro forma net tangible book value at June 30, 2003, would have been $26,033,000 or $1.33 per share. This represents an immediate increase in net tangible book value of $0.63 per share to existing shareholders and an immediate dilution in net tangible book value of $13.67 per share to new investors purchasing common stock in this offering, as illustrated in the following table:

Public offering price per share		$15.00

Net tangible book value per share at June 30, 2003	$0.70

Increase in net tangible book per share attributable to this offering	$0.63

Net tangible book value per share after this offering		$1.33

Dilution in net tangible book per share to new investors		$13.67

The computations in the table above assume no exercise of any outstanding stock options after June 30, 2003. At June 30, 2003 there were options outstanding to purchase a total of 5,167,167 shares of common stock at a weighted average exercise price of $3.42 per share. If any of these options are exercised, there will be further dilution to new investors.

CHANGES IN THE DESCRIPTION OF COMMON STOCK

As of September 15, 2003, the Board and shareholders have approved an additional 70,000,000 shares of our common stock for authorization. As of September 15, 2003, 20,447,318 shares of our common stock were issued and outstanding. There were no other changes in the description of our common stock since the filing of the accompanying prospectus.

CHANGES IN THE DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus supplement, all of the shares of Series F preferred stock that were outstanding on the date of the accompanying prospectus have been converted to common stock. We have no preferred stock currently outstanding.

PLAN OF DISTRIBUTION

Under the underwriting agreement, which will be filed as an exhibit to our current report on Form 8-K relating to and incorporated into this prospectus supplement and accompanying prospectus, the underwriter named below has agreed to purchase from us the number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Adams, Harkness & Hill, Inc.	920,000

Total	920,000

The underwriting agreement provides that the underwriter’s obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement and that, if any of the shares of common stock are purchased by the underwriter under the underwriting agreement, all of the shares of common stock that the underwriter has agreed to purchase under the underwriting agreement must be purchased. The conditions contained in the underwriting agreement include the requirement that the representations and warranties made by us to the underwriter are true, that there is no material change in the financial markets and that we deliver to the underwriter customary closing documents.

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at the public offering price less a selling concession not in excess of $0.45 per share. The underwriter may also allow, and dealers may reallow, a concession not in excess of $0.10 per share to brokers and dealers. After the offering, the underwriter may change the offering price and other selling terms.

The following table shows the per share and total public offering price, underwriting discount to be paid to the underwriter and the proceeds before expenses to us.

	Per Share	Total
Public offering price	$15.00	$13,800,000
Underwriting discounts and commissions payable by us	$0.75	$690,000
Proceeds, before expenses, to us	$14.25	$13,110,000

We estimate that the expenses of this offering payable by us, exclusive of the underwriting discount, will be approximately $100,000.

We will indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, and will contribute to payments that the underwriter may be required to make for certain liabilities.

In connection with the offering, the underwriter may purchase and sell the common stock in the open market. These transactions may include stabilizing transactions, “passive” market making and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the common stock. Syndicate short positions involve the sale by the underwriter of a greater number of shares of common stock than it is required to purchase from us in the offering. The underwriter also may impose a penalty bid, whereby the syndicate may reclaim selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in the offering for their account if the syndicate repurchases the shares in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

In general, the rules of the SEC will prohibit the underwriter from making a market in the common stock during the “cooling off” period immediately preceding the commencement of sales in the offering. The SEC has, however, adopted exemptions from these rules that permit passive market making under certain conditions. These rules permit an underwriter to continue to make a market subject to the conditions, among others, that its bid not exceed the highest bid by a market maker not connected with the offering and that its net purchases on any one trading day not exceed prescribed limits. Pursuant to these exemptions, certain underwriters, selling group members (if any), or their respective affiliates may engage in passive market making in the common stock during the cooling off period.

In the ordinary course of business, Adams, Harkness & Hill, Inc. and its affiliates have provided, and expect in the future to provide, financial advisory, investment banking and general financing and banking services to us, for which they have received, and may in the future receive, customary fees and commissions.

LEGAL MATTERS

Heller Ehrman White & McAuliffe LLP, Menlo Park, California will pass on the validity of the shares offered by this prospectus supplement. Goodwin Procter LLP, Boston, Massachusetts will pass on certain legal matters for the underwriter.

EXPERTS

The consolidated financial statements and schedule of Sonic Solutions as of March 31, 2003 and 2002 and for each of the years in the three-year period ended March 31, 2003, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the SEC’s Public Reference Rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Rooms. Our SEC filings are also available to the public on the SEC’s Website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 and an additional registration statement on Form S-3 under the Securities Act of 1933 with respect to the shares offered in connection with this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and our common stock, you should refer to the registration statement and the prospectus contained in the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003, our Current Reports on Form 8-K filed on May 5, 2003, July 2, 2003 and July 30, 2003 and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Sonic Solutions

101 Rowland Way, Suite 110

Novato, California 94945

(415) 893-8000

PROSPECTUS

SONIC SOLUTIONS

$20,000,000

Common Stock

Preferred Stock

We may offer, issue and sell, directly or through agents, dealers, or underwriters designated from time to time, up to $20,000,000 in the aggregate of common stock and/or preferred stock, which we refer to as the Securities. When the Securities are offered, a supplement to this Prospectus, which we refer to as a Prospectus Supplement, may be delivered with this Prospectus. The Prospectus Supplement, if any, will set forth the terms of the offering and sale of the Securities.

Our common stock is listed on the Nasdaq National Market under the symbol “SNIC.” Sales of our securities under this Prospectus, if any, may be made through the facilities of the NASDAQ or to or through the market makers at other than a fixed price which we refer to as at-the-market transactions. Sales of our securities under this Prospectus may also be made in transactions other than at-the-market transactions. On February 26, 2003, the last reported sale price of our common stock on the Nasdaq National Market was $4.63 per share.

Investing in the Securities involves risks. See “Risk Factors” beginning on page 4.

The Securities may be sold directly by us, through agents designated from time to time or to or through underwriters or dealers. We reserve the sole right to accept, and together with our agents, from time to time, to reject in whole or in part any proposed purchase of the Securities to be made directly or through agents. See “Plan of Distribution.” If any such agents or underwriters are involved in the sale of any Securities, the names of such agents and underwriters and any applicable fees, commissions or discounts will be set forth in the applicable Prospectus Supplement.

This Prospectus may not be used to consummate the sale of Securities unless accompanied by the applicable Prospectus Supplement.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these Securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 5, 2003

	Page
Forward Looking Statements	1	Description of Preferred Stock	12
Prospectus Summary	2	Legal Ownership of Securities	15
Risk Factors	4	Plan of Distribution	18
Use of Proceeds	10	Legal Matters	19
Dividend Policy	10	Experts	19
Dilution	10	Where You Can Find More Information	19
Description of Common Stock	11

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of $20,000,000.

This Prospectus provides you with a general description of the Securities we may offer. Each time we sell Securities, we may provide a Prospectus Supplement containing specific information about the terms of the securities being offered. That Prospectus Supplement may include a discussion of any risk factors or other special considerations that apply to those Securities. The Prospectus Supplement may also add, update or change information in this Prospectus. If there is any inconsistency between the information in this Prospectus and a Prospectus Supplement, you should rely on the information in that Prospectus Supplement. You should read both this Prospectus and any Prospectus Supplement together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this Prospectus, including exhibits to the registration statement, provides additional information about us and the Securities offered under this Prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any Securities discussed in this Prospectus, you should rely only on the information provided in this Prospectus and the Prospectus Supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the Securities in any state where such an offer is prohibited. You should not assume that the information in this Prospectus, any Prospectus Supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus to “Sonic Solutions”, “Sonic”, “we”, “us”, “our”, or similar references mean Sonic Solutions.

i

FORWARD LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference in this Prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	other competing products that may, in the future, be available for consumers

•	our plans to develop and market new products

•	our ability to improve our financial performance and

•	effects of integrating the Desktop and Mobile Division business that we purchased from VERITAS, which we refer to as the DMD business.

Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described in the “Risk Factors” section and elsewhere in this Prospectus. We are not obligated to update or revise these forward-looking statements to reflect new events or circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

You should read this summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes incorporated by reference in this prospectus.

Business Summary

We develop and market computer based tools:

•	for creating digital audio and video titles in the CD-Audio and DVD-Video formats (and in related formats);

•	for recording data files on CD recordable or DVD recordable disks in the CD-ROM and DVD-ROM formats; and

•	for backing up the information contained on hard disks attached to computers.

Most of the products we sell consist entirely of computer software, though some of the tools we sell include “plug-in” computer hardware. We also license the software technology underlying our tools to various other companies to incorporate in products they develop.

We divide our DVD creation products into three categories:

•	Professional Products—Our professional products consist of advanced DVD-Video creation tools which are intended for use by high-end professional customers. We sell a number of products in this category including DVD Creator (Macintosh based), Sonic Scenarist (Windows based), and ReelDVD (Windows based). These products include elaborate applications software and, in some cases, plug-in hardware. Our customers use our professional products to prepare commercial quality DVD-Video titles, in many cases destined for mass replication and release to home video consumers.

•	Desktop Products—Our desktop products include software-only DVD-Video creation tools and DVD-Video playback software intended for use by lower end professionals, by enthusiasts or “prosumers,” and by consumers. Our desktop products also include software-only CD-Audio, CD-ROM and DVD-ROM making tools, as well as data backup software. We sell and market these products through product bundling arrangements with OEM suppliers of related products, as well as through retail channels (both web-based and traditional “bricks and mortar” channels). We market a number of different desktop products under a number of trade names including RecordNow, Backup My PC, CinePlayer, DVDit! and MyDVD.

•	Technology Products—This category includes software that we license to other companies for inclusion in their products. We market most of this software under various trade names including AuthorScript and Primo SDK.

Recent Developments

Ravisent License Agreement

On May 24, 2002, we entered into an agreement with Axeda, under which Axeda licensed Ravisent’s DVD player software and other digital media technologies to us. Under the agreement, we paid Axeda a one-time fee of $2 million for the license and related agreements, and in return we obtained exclusive rights to deploy the Ravisent technologies in the personal computer market. As part of this agreement we acquired a revenue generating business, fixed assets, developed software and engineering employees.

VERITAS

On November 13, 2002, we entered into an asset purchase agreement with VERITAS to acquire the business of the VERITAS Desktop Mobile Division (“DMD”), which sold personal computer based CD-ROM, CD-Audio and DVD-ROM mastering software and personal computer backup software. The transactions contemplated by the agreement were closed on December 18, 2002.

Under the agreement with VERITAS we acquired all the software and other intellectual property required to carry on development and marketing of products sold by the DMD business, and we assumed essentially all of the DMD business’s outstanding customer contracts and other contracts. Under this agreement almost all the employees of the DMD business (approximately 40 individuals) joined Sonic. Pursuant to this agreement we also entered into a sublease agreement with VERITAS for the principal offices of the DMD business.

Under the asset purchase agreement, we issued 1,290,948 shares of Series F preferred stock convertible into 1,290,948 shares of our common stock (subject to adjustment for stock splits and the like). Pursuant to the asset purchase agreement we entered into an amended and restated registration rights agreement with VERITAS under which we provided registration rights for these shares once they are converted into shares of our common stock.

Corporate Information

We are a California corporation. Our principal offices are located at 101 Rowland Way, Suite 110, Novato, California 94945. Our telephone number is (415) 893-8000.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In such an event, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business

We have had losses in each of the past five fiscal years.

We were unprofitable during each of the last five fiscal years. For example, in fiscal year 2002, we had a net loss of $4,182,000 and in fiscal year 2001 we had a net loss of $5,855,000. We were unprofitable during each quarter of the 2000 and 2001 fiscal years and during the first three quarters of the 2002 fiscal year. We were profitable in the fourth quarter of the 2002 fiscal year and the first, second and third quarters of the 2003 fiscal year. Although we have provided revenue and earnings guidance indicating profitability during fiscal 2003, there can be no assurances that we will meet such expectations and our inability to meet such expectations could cause our share price to decline. The other risks identified below could also cause the value of our shares to decline. We cannot, however, estimate the likelihood that our shares may decline in value or the amount by which they may decline.

During the fiscal year ended March 31, 2001 and the first nine months of fiscal year 2003, we had negative operating cash flows.

During the fiscal year ended March 31, 2001 and the first nine months of fiscal year 2003, we had a negative operating cash flow of $848,000 and $2,452,000, respectively (during the fiscal year ended March 31, 2002, we had a positive operating cash flow of $5,708,000). This means that without access to outside capital we would have had to cease or significantly curtail operations. We may continue to report a negative operating cash flow in the future, and we may need to obtain additional financing to continue to operate. If we are unable to obtain such financing, we may have to cease or significantly curtail operations.

We have experienced a negative cash flow in the past and may experience a negative cash flow in the future. If sources of financing are not available, we may not have sufficient cash to satisfy working capital requirements.

We believe that our current cash balances are sufficient to satisfy our working capital requirements for at least the next twelve months. We may need to obtain additional financing at that time or prior to that time if our plans change or if we expend cash sooner than anticipated. We currently do not have any commitments from third parties to provide additional capital. The risk to us is that at the time we will need cash, financing from other sources may not be available on satisfactory terms, if at all. Our failure to obtain financing could result in our insolvency and the loss to investors of their entire investment in our common stock.

Any failure to successfully integrate the DMD business could negatively impact us.

The acquisition of the DMD business involves risks related to the integration and management of the DMD business, which will be a complex, time-consuming and an expensive process and may disrupt our businesses if not completed in a timely and efficient manner. We may encounter substantial difficulties, costs and delays in integrating the DMD operations, including:

•	potential conflicts between business cultures

•	adverse changes in business focus perceived by third-party constituencies

•	potential conflicts in distribution, marketing or other important relationships

•	an inability to implement uniform standards, controls, procedures and policies

•	the integration of research and development and product development efforts

•	the loss of current or future key employees and/or the diversion of management’s attention from other ongoing business concerns

•	undiscovered and unknown problems, defects or other issues related to the DMD products that become known to us only some time after the acquisition and

•	negative reactions from our resellers and customers.

The DMD business may not be a positive contributor to our operations but instead may constitute a drain on our resources. We may therefore not achieve the desired synergies and benefits of the DMD acquisition.

Other recent acquisitions may compromise our operations and financial results.

Any failure to successfully integrate the Axeda technology or employees could impact our financial results negatively.

The Ravisent business line was not profitable when owned by Axeda. It is possible that the Ravisent technology and employees will not be a positive contributor to our operations and instead will constitute a drain on our resources.

Future acquisitions may compromise our operations and financial results.

As part of our efforts to enhance our existing products and introduce new products, we may pursue acquisitions of complementary companies, products and technologies. Acquisitions could adversely affect our operating results in the short term as a result of dilutive issuances of equity securities or usage of our cash and the incurrence of additional debt costs. The purchase price for an acquired company may exceed its book value, creating goodwill, possibly resulting in significant impairment write-downs charged to our operating results in future periods. We have limited experience in acquiring and integrating outside businesses and future acquisitions are likely to involve risks associated with our financial results and the integration of technology and employees.

The issuance of common stock to VERITAS upon conversion of preferred stock and the issuance of shares pursuant to this prospectus will dilute the relative ownership of existing common shareholders and could result in a lower market price for our stock.

In the acquisition of the DMD business, we issued VERITAS 1,290,948 shares of our Series F convertible preferred stock, all of which remain outstanding as of the date of this Prospectus. Based upon common stock outstanding as of February 10, 2003, the conversion, into shares of our common stock, of the outstanding preferred stock held by VERITAS, would dilute our shareholders by approximately 8% (based on 16,934,692 shares outstanding as of February 10, 2003.) This potential dilution could reduce the market price of our common stock.

The issuance of shares covered by this prospectus will also dilute our shareholders and potentially reduce our stock price. For example, if we sell $20,000,000 of stock at $4.00 per share or 5,000,000 shares, our shareholders would be diluted by approximately 30% (based on 16,934,692 shares outstanding as of February 10, 2003.)

Our stock price has been volatile, is likely to continue to be volatile, and could decline substantially.

The price of our common stock has been, and is likely to continue to be, highly volatile. The price of our common stock could fluctuate significantly for some of the following reasons:

•	future announcements concerning us or our competitors;

•	quarterly variations in operating results;

•	charges, amortization and other financial effects relating to our recent and/or future acquisitions;

•	introduction of new products or changes in product pricing policies by us or our competitors;

•	acquisition or loss of significant customers, distributors or suppliers;

•	business acquisitions or divestitures;

•	changes in earnings estimates by analysts;

•	fluctuations in the economy or general market conditions;

•	our failure to successfully integrate the DMD business; or

•	actual or potential sales of Securities under this Prospectus.

In addition, stock markets in general, and the market for shares of technology stocks in particular, have experienced extreme price and volume fluctuations in recent years which have frequently been unrelated to the operating performance of the affected companies. These broad market fluctuations may adversely affect the market price of our common stock. The market price of our common stock could decline below its current price and the market price of our stock may fluctuate significantly in the future. These fluctuations may be unrelated to our performance.

In the past, shareholders of various companies have often instituted securities class action litigation after periods of volatility in the market price of a company’s securities. If a shareholder files a securities class action suit against us, we would incur substantial legal fees and our management’s attention and resources would be diverted from operating our business in order to respond to the litigation.

If new digital formats are unsuccessful, it is unlikely that we will generate sufficient revenues to recover our development costs.

Our business involves new digital audio and video formats, such as DVD-Video and DVD-Audio, and, more recently, the new recordable DVD formats including DVD-RAM, DVD-R/RW and DVD+RW. If these formats prove to be unsuccessful or are not accepted for any reason, there will be only limited demand for our products.

Our reliance on outsourcing and single suppliers for our manufacturing and components makes us vulnerable to supplier operational problems.

Our outsourcing manufacturing program commits responsibility for almost all of our manufacturing activities to a single supplier—Arrow Bell Electronics. In addition, we often use components that are only available from a single source. Those components include, for example, Phillip’s Video Scaler and various Xilinx devices. Reliance on a single supplier for manufacturing or for certain manufacturing components makes us vulnerable to operating or financial problems encountered by those suppliers. Problems with those suppliers, including failure to supply us for any reason, would harm our business and cause our stock price to decline.

If we fail to protect our products’ intellectual property rights, such as trade secrets, we may not be able to market our products successfully.

Our products are based in large part on proprietary technology which we have sought to protect with patents, trademarks and trade secrets. For example, we have numerous patents and we have also filed applications for additional patents. We also registered trademarks for the following: DVDit!, MyDVD, DVD Creator, and DVD Fusion, among others. To the extent that we use patents to protect our proprietary rights, we may not be able to obtain needed patents or, if granted, the patents may be held invalid or otherwise indefensible. In addition, we make extensive use of trade secrets that we may not be able to protect. To the extent we are unable to protect our proprietary rights, competitors may enter the market offering products identical to ours, with a negative impact on sales of our products.

Other companies’ intellectual property rights may interfere with our current or future product development and sales.

We have never conducted a comprehensive patent search relating to the technology we use in our products. There may be issued or pending patents owned by third parties that relate to our products. If so, we could incur substantial costs defending against patent infringement claims or we could even be blocked from selling our products.

Other companies may succeed in obtaining valid patents covering one or more of the key techniques we utilize in our products. If so, we may be forced to obtain required licenses or implement alternative non-infringing approaches.

Our products are designed to adhere to industry standards, such as CD-Audio, CD-ROM, MP3, DVD-ROM, DVD-Video, DVD-Audio and MPEG video. A number of companies and organizations hold various patents that claim to cover various aspects of DVD and MPEG technology. We have entered into license agreements with certain companies relative to some of these technologies. For example, we have entered into license agreements with Dolby Licensing Corporation covering Dolby Digital Audio and with Meridian Audio Limited covering Meridian Lossless Packing. Such license agreements may not be sufficient to grant all of the intellectual property rights to us necessary to market our products.

We may become involved in costly and time-consuming patent litigation.

Third parties could pursue us claiming that our products infringe various patents. Patent infringement litigation can be time consuming and costly. If the litigation resulted in an unfavorable outcome for us, we could be subject to substantial damage claims and a requirement that we obtain a royalty or license agreement to continue using the technology in issue. Such royalty or license agreements might not be available to us on acceptable terms, or at all, resulting in serious harm to our business.

For example, a group of companies have formed an organization called MPEG-LA to enforce the rights of holders of patents covering aspects of MPEG-2 video technology. We have been asked by MPEG-LA to enter into a license agreement with them. We have not entered into such an agreement with MPEG-LA, though we are continuing to evaluate the situation. The cost to us of such a license cannot be estimated at this time.

Because a large percentage of our professional DVD products operate only on Macintosh computers, the potential success of our products is tied to the success of this platform.

Many of our current professional audio and DVD products, including DVD Creator and DVD Fusion, operate on Macintosh computers manufactured by Apple Computer. If Macintosh computers become in short supply, sales of our products will likely decline. If there is a decrease in the use of the Macintosh as a computing platform in the professional and corporate audio and video markets, there will likely be a decrease in demand for our products. If there are changes in the operating system or architecture of the Macintosh, it is likely that we will incur significant costs to adapt our products to the changes. Our Macintosh users generally demand that we maintain compatibility with the latest models of the Macintosh and the Macintosh OS. Currently our DVD Creator and DVD Fusion applications run only in OS 9. While OS X currently offers a “compatibility mode” which supports OS 9.x compatible applications, we believe that we will soon have to modify our Macintosh Creator and Fusion applications for them to continue to be able to run with the latest Macintosh models. Such a modification may be difficult to accomplish and if it proves to be lengthy our revenues could be significantly reduced in the interim.

Because a large portion of our revenue is from OEM customers, the potential success of our products is tied to the success of their product sales.

Much of our desktop product revenue is derived from sales to large OEM customers, which include for example, Dell, Hewlett-Packard, Sony, Matrox and Avid. The revenue from many of these customers is recognized on a sell-thru basis. If these customers do not ship as many units as forecasted, or if there is a decrease in their unit sales, our net revenue will be adversely impacted and we may be less profitable than forecasted or unprofitable.

Some of our competitors possess greater technological and financial resources than we do, may produce better or more cost-effective products than ours and may be more effective than we are in marketing and promoting their products.

There is a substantial risk that competing companies will produce better or more cost-effective products, or will be better equipped than we are to promote them in the marketplace. A number of companies have announced or are delivering products which compete with our products. These include Ahead, Apple Computer, CyberLink, Dazzle (a division of SCM Microsystems), Intervideo, Inc., MedioStream, Pinnacle, Roxio and Ulead. Most of these companies have greater financial and technological resources than we do.

Our reliance on outsourcing our web store makes us vulnerable to third party’s operational problems.

We have initiated a web-based retail store for our DVDit! and MyDVD products (as well as some of our professional products, for example, ReelDVD, that are priced in a range that is typically sold over the internet). We currently outsource our web store through an arrangement we have with Digital River. Under this arrangement, Digital River provides the servers which list our products and handle all purchase transactions through their secure web site.

We believe that outsourcing our web store gives us significant benefits, in terms of security, flexibility and overall cost. However, outsourcing means that we are dependent on a third party for smooth operation of our web store. Our web store sales are a significant portion of our revenues. Interruption of our web store could harm our business.

We have little ability to reduce expenses to compensate for reduced sales.

We tend to consummate a number of sales in the last month or last weeks of a quarter and we generally do not know until quite late in a quarter whether our sales expectations for the quarter will be met. For example, in recent quarters, as much as 65% of our professional sales have been procured in the last month of the quarter. Because most of our quarterly operating expenses and our inventory purchasing are committed prior to quarter end, we have little ability to reduce expenses to compensate for reduced sales.

Approximately 37% of our revenue derives from revenue recognized on development and licensing agreements from three customers for the nine months ended December 31, 2002.

During the nine months ended December 31, 2002, approximately 37% of our revenue was derived from revenue recognized on development and licensing agreements from three customers. A decrease or interruption in any of customer relationships or their demand for our products or a delay in our development agreements would cause a significant decrease in our revenue.

A significant portion of our revenue derives from sales made to foreign customers located primarily in Europe and Japan.

Revenue derived from these customers accounted for approximately 47% and 39% of our revenues in fiscal years 2001 and 2002, respectively and for approximately 43% and 33% of our revenues for the third quarters ended December 31, 2001 and 2002, respectively. These foreign customers expose us to the following risks, among others:

•	currency movements in which the U.S. dollar becomes significantly stronger with respect to foreign currencies, thereby reducing relative demand for our products outside the United States;

•	import and export restrictions and duties;

•	foreign regulatory restrictions, for example, safety or radio emissions regulations; and

•	liquidity problems in various foreign markets.

Difficulties on the operation of SonicStudio LLC might impair our ability to recover our investment, may require a write-down in our total assets and might expose us to other expenses.

The total amount of net assets and liabilities transferred to SonicStudio LLC, including receivables, inventory, fixed assets, and net of customer service liabilities was $235,661 and is included in other assets on our balance sheet. Under the terms of the agreement, SonicStudio LLC compensated us for the Sonic Studio business with a three year promissory note for $500,000. The promissory note, which does not carry interest, is being repaid to us with a royalty based on sales received by SonicStudio LLC, plus any share of profits paid to us by them. Once the promissory note is retired, Sonic will continue to retain a 15% interest in SonicStudio LLC. Should SonicStudio LLC not be able to repay the promissory note or cease to do business, we would lose the value of our minority investment of $149,906, which would result in a charge to our financial statements to reflect the write-down of the value of the investment.

In addition, as part of the transfer of our professional audio business, Sonic Studio LLC assumed responsibility for carrying-out our obligations on a number of customer contracts. If SonicStudio LLC encounters difficulties in its operations or ceases to do business, we might be held responsible by various customers for the failure of SonicStudio LLC to meet contractual obligations.

Provisions of our charter documents could also discourage an acquisition of our company that would benefit our shareholders.

Provisions of our articles of incorporation and by-laws may make it more difficult for a third party to acquire control of our company, even if a change in control would benefit our shareholders. Our articles of incorporation authorize our board of directors, without shareholder approval, to issue one or more series of preferred stock, which could have voting and conversion rights that adversely affect or dilute the voting power of the holders of common stock.

Risks Related to the Offering

Our stock price could be volatile, and your investment could suffer a decline in value.

The market price of our common stock has fluctuated significantly in response to a number of factors, many of which are beyond our control, including those discussed above under the Risk Factor “Our stock price has been volatile, is likely to continue to be volatile, and could decline substantially.” As a result, you could lose your investment.

You will experience immediate and substantial dilution.

The public offering price is substantially higher than the book value per share of our common stock. Investors purchasing common stock in this offering will, therefore, incur immediate dilution of $2.82 in net tangible book value per share of common stock, based on an assumed public offering price of $4.20 per share. You will incur additional dilution upon the exercise of outstanding stock options and warrants. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

USE OF PROCEEDS

Except as otherwise provided in the Prospectus Supplement, we currently intend to use the net proceeds from the sale of the Securities offered by this Prospectus to fund our research and development activities, expand manufacturing and customer service for existing products, continue development of additional products, for other working capital and general corporate purposes. Although we have no current plans, agreements or commitments with respect to any acquisition, we may, if the opportunity arises, use an unspecified portion of the net proceeds to acquire or invest in products, technologies or companies. We intend to use the balance of the net proceeds for general corporate purposes, including working capital. Our management may spend the proceeds from this offering in ways which the shareholders may not deem desirable.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the growth of our business.

Until we use the net proceeds of this offering for the above purposes, we may invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We have paid a $0.20 and $0.16 per share dividend on our Series D and Series E Preferred stock, respectively, under the terms of the preferred stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

DILUTION

Our net tangible book value at December 31, 2002 was $9,974,000 , or $0.59 per share of common stock. Net tangible book value per share represents total tangible assets less total liabilities divided by the number of outstanding shares of common stock on December 31, 2002. Assuming we issue an aggregate of $20,000,000 of common stock at an assumed public offering price of $4.20 per share (the last reported sale price of the common stock on the Nasdaq National Market on March 3, 2003), with estimated net proceeds to the company (after estimated offering expenses of $35,000), our pro forma net tangible book value at March 3 , 2003, would have been $29,939,000 or $1.38 per share. This represents an immediate increase in the tangible book value of $0.79 per share to existing shareholders and an immediate dilution of $2.82 per share to new investors purchasing common stock in such offering, as illustrated in the following table:

Assumed public offering price per share(1)		$4.20
Net tangible book value per share at December 31	$0.59
Increase in net tangible book per share attributable to this offering	0.79

Net tangible book value per share after this offering		1.38

Dilution in net tangible book per share to new investors		$2.82

(1)	We have assumed an offering price of $4.20 per share based on the last reported sale price of the common stock on the Nasdaq National Market on March 3, 2003. The assumed offering price of the common stock at the time any common stock is offered hereby may differ significantly from the offering price assumed for purposes of this Prospectus.

The computations in the table above assume no exercise of any outstanding stock options after December 31, 2002. At December 31, 2002 there were options outstanding to purchase a total of 4,502,299 shares of common stock at a weighted average exercise price of $3.009 per share, if any of these options are exercised, there will be further dilution to new investors.

If the Securities offered by this Prospectus are common stock, if required, a Prospectus Supplement may include a revised dilution table setting forth any increase in net tangible book value to existing shareholders and any dilution to new investors based on the proposed number of shares of common stock to be offered and the assumed public offering price at the time of such offering.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our restated articles of incorporation and bylaws and the applicable provisions of the California General Corporation Law. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our restated articles of incorporation, bylaws and the California General Corporation Law. For information on how to obtain copies of our restated articles of incorporation and bylaws, see “Where You Can Find More Information”.

We may offer common stock issuable upon the conversion of preferred stock.

Authorized Capital

We currently have authority to issue 30,000,000 shares of common stock, no par value per share. As of February 10, 2003, 16,934,692 shares of our common stock were issued and outstanding. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding shares of common stock are fully paid and nonassessable.

Voting Rights

The holders of shares of common stock are entitled to one vote per share on all matters to be voted on by shareholders, except that holders may cumulate their votes in the election of directors.

Dividend and Liquidation Rights

Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Mellon Investor Services.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our restated articles of incorporation, as amended with respect to each series of preferred stock. The specific terms of any series will be described in a Prospectus Supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our restated articles of incorporation and by the certificate of determination relating to that series. We will file the certificate of determination with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

General

Each series of preferred stock will have specific financial and other terms that will be described in a Prospectus Supplement, except for the Series F preferred stock, which is described below.

Authorized Preferred Stock

Our articles of incorporation authorize us to issue 10,000,000 shares of undesignated preferred stock, no par value per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.

Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

The board of director’s ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

No shares of our preferred stock, other than Series F preferred stock, are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer may be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their par value or liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the Prospectus Supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that Prospectus Supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a Prospectus Supplement relating to a particular series. A Prospectus Supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the Prospectus Supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a Prospectus Supplement, as long as our restated articles of incorporation so permits.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends to the extent specified in the Prospectus Supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the Prospectus Supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the Prospectus Supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The Prospectus Supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed, will be discussed in the Prospectus Supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Sonic Solutions, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related Prospectus Supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security.

Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a Prospectus Supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion. This voting right, however, will, unless otherwise specified in a Prospectus Supplement, apply to all series of preferred stock in the aggregate and not to each series if more than one series is outstanding.

Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

•	increase or decrease the aggregate number of authorized shares of that series; or

•	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the Prospectus Supplement;

•	as provided in our restated articles of incorporation and in the certificate of determinations; and

•	as otherwise required by law.

Series F Preferred Stock

As of the date of this prospectus, 1,290,948 shares of preferred stock have been designated as Series F preferred stock, 1,290,948 of which are outstanding on the date of this prospectus. Some of the terms of the Series F preferred stock are summarized below:

Conversion:    Each share of Series F preferred stock is convertible, at the election of the holder, into that number of shares of common stock equal to the conversion rate then in effect. In addition, under certain circumstances, we may require that the holders of Series F preferred stock convert their shares at the conversion rate then in effect. The conversion rate is currently one share of our common stock for each share of Series F preferred stock. The conversion rate is subject to modification and adjustment. For example, the conversion price will be adjusted in connection with subdivisions, combinations and the issuance of certain dividends.

Dividend Rights:    Holders of Series F preferred stock are entitled to cumulative dividends, after all accumulated dividends have been paid to the holders of Series D preferred, but prior to the holders of any other securities, when, as and if declared by the Board, at the annual rate of $0.285 per share, until such time as the Series F preferred stock have been converted into common stock. Dividends on Series F preferred stock may be paid in cash or in shares of common stock or a combination of the two, at the election of Sonic.

Liquidation Preference:    After the payment of a liquidation preference to the holders of Series D preferred stock, but before payment of a liquidation to the holders of any other securities, the holders of Series F preferred stock will receive a liquidation preference equal to $7.13 per share, as adjusted for subdivisions, combinations and the issuance of certain dividends, plus accrued and unpaid dividends.

Redemption:    The Series F preferred stock are non-redeemable.

Voting Rights:    Each holder of Series F preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of Series F preferred stock could be converted. The holders of Series F Preferred Stock have the same voting rights and powers as the holders of common stock. In addition, an affirmative vote of at least a majority of the outstanding Series F preferred stock is required to:

•	amend or repeal the rights, preferences and privileges of the Series F preferred stock;

•	increase or decrease the number of authorized shares of Series F preferred stock;

•	authorize or issue any other shares with rights, preferences or privileges superior to, or on an equal ranking with, the Series F preferred; or

•	reclassify any of our outstanding securities into shares having any rights, preferences or privileges superior to, or on an equal ranking with, the Series F preferred.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the Prospectus Supplement for that series.

LEGAL OWNERSHIP OF SECURITIES

We may issue Securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have Securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those Securities. These persons are the legal holders of the Securities. We refer to those persons who, indirectly through others, own beneficial interests in Securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in Securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue Securities in book-entry form only, as we will specify in the applicable Prospectus Supplement. This means that Securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the Securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for Securities issued in global form, we will recognize only the depositary as the holder of the Securities, and we will make all payments on the Securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the Securities.

As a result, investors in a book-entry Security will not own Securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the Securities are issued in global form, investors will be indirect holders, and not holders, of the Securities.

Street Name Holders

We may terminate a global security or issue Securities in non-global form. In these cases, investors may choose to hold their Securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Securities through an account he or she maintains at that institution.

For Securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the Securities are registered as the holders of those Securities, and we will make all payments on those Securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Securities in street name will be indirect holders, not holders, of those Securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the Securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the Securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the terms of the Securities, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the Securities or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the Securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold Securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles Securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you Securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the Securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a Security held by a depositary which represents one or any other number of individual Securities. Generally, all securities represented by the same global securities will have the same terms.

Each Security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all Securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose Security is represented by a global security will not be a holder of the Security, but only an indirect holder of a beneficial interest in the global security.

If the Prospectus Supplement for a particular Security indicates that the Security will be issued in global form only, then the Security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the Securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to Securities transfers. We do not recognize an indirect holder as a holder of Securities and instead deal only with the depositary that holds the global security.

If Securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the Securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the Securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the Securities and protection of his or her legal rights relating to the Securities, as we describe under “Legal Ownership of Securities” above;

•	an investor may not be able to sell interests in the Securities to some insurance companies and to other institutions that are required by law to own their Securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the Securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

PLAN OF DISTRIBUTION

We may sell the Securities:

•	through one or more underwriters or dealers,

•	directly to purchasers, through agents, or

•	through a combination of any of these methods of sale.

We may distribute the Securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time,

•	at market prices prevailing at the times of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.

We will describe the method of distribution of the Securities in the applicable Prospectus Supplement.

We may determine the price or other terms of the Securities offered under this Prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable Prospectus Supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of Securities). These underwriters, dealers or agents may be considered to be underwriters under the Securities Act of 1933, as amended. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each Prospectus Supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of Securities an option to purchase additional Securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with the offering of the Securities, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable Securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase Securities for the purpose of stabilizing their market price.

The underwriters in an offering of Securities may also create a “short position” for their account by selling more Securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing Securities in the open market following completion of the offering of these Securities or by exercising any over-allotment option granted to them by us. In addition, any managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the Securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying Prospectus Supplement may result in the maintenance of the price of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying Prospectus Supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Our common stock is listed on the NASDAQ under the symbol “SNIC.” Any shares of common stock sold pursuant to a Prospectus Supplement will be listed on the NASDAQ, subject to official notice of issuance. The preferred stock and any Securities other than common stock that we may sell pursuant to this Prospectus, and any prospectus supplement, will be new issues of Securities with no established trading market and may or may not be listed on a national securities exchange. Any underwriters or agents to or through which we may sell Securities may make a market in the Securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. We cannot, therefore, give any assurance as to the liquidity of our trading market for any Securities that we may sell, other than our common stock.

LEGAL MATTERS

Heller Ehrman White & McAuliffe LLP, Menlo Park, California will pass on the validity of the Securities offered by this Prospectus for us.

EXPERTS

The consolidated financial statements and schedule of Sonic Solutions as of March 31, 2002 and 2001 and for each of the years in the three-year period ended March 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditor, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549, and at the SEC’s Public Reference Rooms in Chicago, Illinois and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information concerning the Public Reference Rooms. Our SEC filings are also available to the public on the SEC’s Website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the Securities offered in connection with this Prospectus. This Prospectus does not contain all of the information set forth in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock, you should refer to the registration statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, you should refer to the copy of such contract or document filed as an exhibit to or incorporated by reference in the registration statement. Each statement as to the contents of such contract or document is qualified in all respects by such reference. You may obtain copies of the registration statement from the SEC’s principal office in Washington, D.C. upon payment of the fees prescribed by the SEC, or you may examine the registration statement without charge at the offices of the SEC described above.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

(1)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2002;

(2)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002;

(3)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002;

(4)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2002;

(5)	The following reports on Form 8-K:

(a) Form 8-K (file number 02677525) filed with the SEC on June 12, 2002;

(b) Form 8-K (file number 02835022) filed with the SEC on November 20, 2002;

(c) Form 8-K (file number 02870771) filed with the SEC on December 30, 2002; and

(d) Form 8-K/A (file number 03551515) filed with the SEC on February 12, 2003.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Sonic Solutions

101 Rowland Way, Suite 110

Novato, California 94945

(415) 893-8000

920,000 Shares

SONIC SOLUTIONS

Common Stock

PROSPECTUS SUPPLEMENT

Adams, Harkness & Hill, Inc.

September 17, 2003